EXHIBIT 5.1

[LETTERHEAD]

April 27, 2017

RenovaCare, Inc.

430 Park Avenue

Suite 702

New York, NY 10022

RE: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to RenovaCare, Inc., a Nevada corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), filed on the date hereof, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus provides that it may be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Prospectus, as supplemented by any applicable Prospectus Supplements, provides for the issuance and sale from time to time by the Company of up to an aggregate of $25,000,000 of:

(i) shares of the Company’s common stock, $0.00001 par value per share (the “Common Stock”);

(ii) shares of the Company’s preferred stock, $0.0001 par value per share (the “Preferred Stock”);

(iii) warrants to purchase shares of Common Stock and/or shares of Preferred Stock (the “Warrants”);

(iv) shares of Common Stock and/or Preferred Stock issuable upon exercise of the Warrants;

(v) stock purchase contracts (the “Stock Purchase Contracts”) to purchase shares of Common Stock and/or Preferred Stock,

(vi) units comprised of one or more shares of Common Stock, shares of Preferred Stock and Warrants, in any combination (the “Units”);

(vii) subscription rights to one or more shares of Common Stock, shares of Preferred Stock or other securities (the “Subscription Rights”); and/or

(viii) any combination of the foregoing securities.

The Common Stock, the Preferred Stock, the Warrants, the Stock Purchase Contracts, the Units and the Subscription Rights are collectively herein referred to as the “Registered Securities.” The Registered Securities may be offered and sold by the Company from time to time pursuant to Rule 415 under the Securities Act as set forth in the Prospectus, as supplemented by any applicable Prospectus Supplements that may be filed under the Securities Act. You have requested that we render the opinion set forth in this letter and we are furnishing this opinion to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K, in connection with the filing of the Registration Statement.

We have reviewed the corporate proceedings taken by the Company with respect to the registration of the Registered Securities. We have also examined and relied upon originals or copies of such corporate records, documents, agreements or other instruments of the Company, and such certificates and records of public officials, and such other papers, as we have deemed necessary or appropriate in connection herewith. As to all matters of fact (including, without limitation, factual conclusions and characterizations and descriptions of purpose, intention or other state of mind, including our opinion expressed in paragraph 6 below,) we have relied entirely upon certificates of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates.

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In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

For purposes of this opinion letter, we have assumed that:

(i) the issuance, sale, amount, and terms of each of the Registered Securities to be offered from time to time by the Company will be duly authorized and established by proper action of the Board of Directors of the Company, and in accordance with Company’s Articles of Incorporation, as amended from time to time, the Company’s Bylaws, as amended from time to time, and applicable Nevada and New York law, and that, at the time of each such issuance and sale of such Registered Securities, the Company will continue to be validly existing and in good standing under the laws of the State of Nevada, with the requisite corporate power and authority to issue and sell all such Registered Securities at such time;

(ii) any shares of Common Stock (including any such shares issuable upon exercise of the Warrants or included in Stock Purchase Contracts, Units and Subscription Rights) issued by the Company pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement, from time to time will not exceed the maximum authorized number of shares of Common Stock under the Company’s Articles of Incorporation, as the same may have been amended, minus that number of shares of Common Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time;

(iii) any shares of Preferred Stock (including any such shares included in Units and Subscription Rights) issued pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement, from time to time will not exceed the maximum authorized number of shares of Preferred Stock under the Company’s Articles of Incorporation, as the same may have been amended, minus that number of shares of Preferred Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time;

(iv) any Warrants (including any Warrants included in Stock Purchase Contracts, Units and Subscription Rights) issued by the Company pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement, from time to time, will be issued under one or more valid, binding, and enforceable warrant agreements (each a “Warrant Agreement”);

(v) any Stock Purchase Contracts issued by the Company pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement may be issued pursuant to a valid, binding, and enforceable Stock Purchase Agreement (the “Stock Purchase Agreement”) between the Company and the purchaser;

(vi) any Units issued by the Company pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement may be issued pursuant to a valid, binding, and enforceable Unit Agreement (the “Unit Agreement”) between the Company and the purchaser;

(vii) any Subscription Rights issued by the Company pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement may be issued pursuant to a valid, binding, and enforceable Subscription Rights Agreement (the “Subscription Rights Agreement”); and

(viii) all requisite third-party consents necessary to register and/or issue the Registered Securities have been obtained by the Company.

Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of expressing the opinions set forth in this letter. We express no opinion herein as to the law of any state or jurisdiction other than the laws of the State of Nevada and the internal laws of the State of New York, including statutory provisions of the Nevada Revised Statutes and all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting such laws of the State of Nevada, and the federal laws of the United States of America.

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Based upon the foregoing, we are of the opinion that:

1. Following effectiveness of the Registration Statement, the Common Shares, when duly authorized and issued against the full payment specified therefor, which must have a value not less than the par value thereof, will be validly issued, fully paid and non-assessable.

2. Following effectiveness of the Registration Statement, the shares of Preferred Stock registered under the Registration Statement, when duly authorized and issued against the full payment specified therefor, which must have a value not less than the par value thereof, will be validly issued, fully paid and non-assessable.

3. Following effectiveness of the Registration Statement, the Warrants registered under the Registration Statement, when duly authorized, executed and delivered against the payment specified therefor and pursuant to a Warrant Agreement or agreements duly authorized, executed and delivered by the Company and the holder of the Warrants, will be legally issued binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4. Following effectiveness of the Registration Statement, the Stock Purchase Contracts registered under the Registration Statement, when duly authorized, executed and delivered against payment specified therefor and pursuant to a Stock Purchase Agreement, if applicable, will be legally issued binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

5. Following effectiveness of the Registration Statement, the Units registered under the Registration Statement, when duly authorized, executed and delivered against payment specified therefor and pursuant to a Unit Agreement, if applicable, will be legally issued binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

6. Following effectiveness of the Registration Statement, the Subscription Rights registered under the Registration Statement, when duly authorized, executed and delivered against payment specified therefor and pursuant to a Subscription Rights Agreement, if applicable, will be legally issued binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

This opinion letter is given as of the date hereof, and assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any facts or circumstances that may change the opinions expressed herein after the date hereof.

We consent to the filing of this legal opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the headings “Legal Matters” in the prospectus that forms a part of the Registration Statement and “Legal Matters” in any prospectus supplement that will form a part of the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder. This opinion is furnished by us, as counsel to the Company, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and, except as provided in this paragraph, is not to be used, circulated or quoted for any other purpose. This opinion supersedes and replaces all prior opinions regarding the subject matter hereof.

Very truly yours,

/s/ Satterlee Stephens LLP

Satterlee Stephens LLP

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